Exhibit 13.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Nagy Moustafa, Chief Executive Officer of Diversinet Corp., hereby certify that the Annual Report on Form 20-F for the Fiscal Year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Diversinet Corp.

/s/ Nagy Moustafa

Name: Nagy Moustafa

Title:   Chief Executive Officer

February 23, 2007

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Annual Report or as a separate disclosure document.